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Exhibit 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                     AND CHIEF FINANCIAL OFFICER PURSUANT TO
                  RULE 13A-14(A) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934


         The undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Learning Priority, Inc. ("Learning Priority"), that, to his knowledge, the Quarterly Report of Learning Priority on Form 10-Q for the period ended June 30, 2008, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained i n such report fairly presents, in all material respects, the financial condition and results of operation of Learning Priority. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Learning Priority and will be retained by Learning Priority and furnished to the Securities and Exchange Commission or its staff upon request.


  Date: July 16, 2008             By: /s/ Ian Rescigno
                                      --------------------------
                                      IAN RESCIGNO
                                      Chief Executive Officer and
                                      Chief Financial Officer